Exhibit 10.1

Wachovia Bank, National Association

One Wachovia Center, 5th Floor

301 S. College Street, NC 0537

Charlotte, North Carolina 28288-0537

as of June 30, 2005

MedQuest, Inc.

4300 North Point Parkway

Alpharetta, Georgia 30022

Attn:                    John Haggerty

Chief Financial Officer

AMENDMENT TO THIRD LIMITED WAIVER

Dear Mr. Haggerty:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of September 3, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among MQ ASSOCIATES, INC., a Delaware corporation (“Holdings”), MEDQUEST, INC., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Reference is also made to that certain Third Limited Waiver dated as of May 13, 2005 (the “Third Waiver”) among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.  Capitalized terms used herein without definition shall have the meanings given to them in the Third Waiver.

The parties hereby agree that, upon the occurrence of the Effective Date (as defined below) hereof:

(a)                                  Section 1(i)(II) of the Third Waiver is hereby deleted in its entirety and the following new Section 1(i)(II) shall be inserted in lieu thereof:

“(II) one or more Defaults and/or Events of Default that have occurred and may be continuing, or that may occur, with respect to (x) the covenants contained in Section 7.1 of the Credit Agreement as of and for the period ended June 30, 2005, (y) the covenants to deliver a copy of the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of the fiscal quarter ended on March 31, 2005 and June 30,

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2005, and the related unaudited consolidated statements of income and cash flows for such fiscal quarters and the portions of the fiscal year through the end of such fiscal quarters, within 45 days after the end of such fiscal quarters, as required by Section 6.1(b) of the Credit Agreement, and/or (z) the failure to give notice of any such Default and/or Event of Default listed in clauses (x) and (y) or any representation or warranty made or deemed made by Holdings and the Borrower that no such Default and/or Event of Default has occurred ((I) and (II), collectively, the “Third Waiver Specified Defaults”) and” ;

(b)                                 the proviso to Section 1 of the Third Waiver shall be amended by deleting the date “June 30, 2005” and inserting the date “August 1, 2005” in lieu thereof; and

(c)                                  Section 2 of the Third Waiver shall be amended by deleting the reference to “Section 2(a)” appearing therein and inserting a reference to “Section 1” in lieu thereof.

This letter agreement shall become effective upon the occurrence of each of the following (the “Effective Date”):  (a) the Administrative Agent shall have received a duly executed counterpart of this letter agreement from Holdings, the Borrower and the Required Lenders; and (b) the Administrative Agent shall have been paid or reimbursed for all fees and expenses due and owing to the Administrative Agent to the extent invoiced prior to June 29, 2005, including, without limitation, reimbursement for all legal fees and expenses of Morgan, Lewis & Bockius LLP incurred by the Administrative Agent.

Nothing in this letter agreement shall be construed as a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or to prejudice the right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.  The Credit Agreement and all of the other related documents, agreements and instruments shall remain in full force and effect and are hereby ratified and confirmed in all respects.

This letter agreement shall be construed in accordance with the laws (without regard to the conflict of laws provisions) of the State of New York, but giving effect to federal laws applicable to national banks.

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This letter agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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Please acknowledge receipt of this letter agreement and confirm your consent to the foregoing by signing below, and returning a copy of this letter agreement to Lauren A. Scher, Esq. at Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 by 5:00 p.m., New York City time, on June 28, 2005.

Very truly yours,

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Administrative Agent
and as a Lender

		By:	/s/ Leanne Phillips
		Name:	Leanne Phillips
		Title:	Director

ACCEPTED AND
AGREED TO BY:

MEDQUEST, INC.

By:	/s/ John Haggerty
Name:	John Haggerty
Title:	Chief Financial Officer

MQ ASSOCIATES, INC.

By:	/s/ John Haggerty
Name:	John Haggerty
Title:	Chief Financial Officer

(signatures continued on following pages)

Signature Page to Amendment to Third Waiver

CHASE LINCOLN FIRST
COMMERCIAL CORPORATION,
as a Lender

By:	/s/ Dawn Lee Lum
Name: Dawn Lee Lum
Title: Director

GENERAL ELECTRIC
CAPITAL CORPORATION,
as a Lender

By:	/s/ Brent A. Shepherd
Name: Brent A. Shepherd
Title: Duly Authorized Signatory

USB AG, STAMFORD BRANCH,
as a Lender

By:	/s/ Wilfred Saint
Name: Wilfred Saint
Title: Associate Director, Banking Products Services, US

By:	/s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director, Banking Products Services, US

CSAM FUNDING III,
as a Lender

By:	/s/ Andrew Marshak
Name: Andrew Marshak
Title:

MADISON PARK FUNDING,
as a Lender

By:	/s/ Andrew Marshak
Name: Andrew Marshak
Title: